EXHIBIT 10.51

DIRECTOR STOCK OPTION AGREEMENT

     THIS DIRECTOR STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the _____ day of _________, 20___, by and between PTEK HOLDINGS, INC., a Georgia corporation (the “Corporation”), and _____________________ (the “Director”).

W I T N E S S E T H:

     WHEREAS, the Director is a member of the Board of Directors (the “Board”) of the Corporation; and

     WHEREAS, the Board has adopted the PTEK Holdings, Inc. 2000 Directors Stock Plan (the "Plan"), which authorizes the granting of stock options to non-employee directors of the Corporation to purchase shares of the Corporation's $.01 par value common stock (the “Common Stock”);

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Option. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to the Director the right and option (the "Option") to purchase 100,000 shares of Common Stock (the “Option Shares”).

     2. Exercise Price. The purchase price (the “Exercise Price”) for each Option Share shall be _____________ Dollars ($______).

     3. Exercise of Option.

          (a) An Option may be exercised by the Director delivering to the Corporation a written notice of exercise signed by the Director, in substantially the form attached hereto as Exhibit A or such other form as approved by the Corporation (a “Notice of Exercise”), together with a check payable to the Corporation in the amount of the total Exercise Price for the Option Shares to be purchased pursuant to the Notice of Exercise. Alternatively, all or any portion of the Exercise Price may be paid by tendering to the Corporation shares of Common Stock owned by the Director for at least six (6) months and duly endorsed for transfer, to be credited against the total Exercise Price of the Option Shares to be purchased at the fair market value of the Common Stock tendered on the date of exercise; provided, however, no fractional shares of Common Stock may be so tendered. In the event that the aggregate amount of the check, if any, plus the fair market value of the shares of Common Stock tendered exceeds the total Exercise Price of the Option Shares to be purchased (the “Excess Consideration”), the Corporation shall issue to the Director or his/her designee a stock certificate evidencing shares of Common Stock equal to the Excess Consideration divided by the fair market value of the Common Stock on the date of exercise; provided, however, the Corporation shall not be obligated to issue any fractional shares to the Director and the Corporation shall pay to the Director an amount of cash equal to the fair market value of any fractional share determined as of the date of exercise. In addition to the above methods of exercise, to the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option Shares and delivers cash sales proceeds to the Corporation in payment of the total Exercise Price plus the amount of taxes and other amounts to be withheld pursuant to Section 10 hereof.

          (b) The Option shall become exercisable on such dates and with respect to such number of Option Shares as are specified below, provided that the Director is a member of the Board on each such date:

          (i) As of the date of the ____ annual meeting of the shareholders of the Corporation, the Director shall have the right to exercise the Option with respect to, and to thereby purchase, one-third (1/3) of the Option Shares; prior to said date, the Option shall not be exercisable except as provided in subsection (e) of this Section 3.

     (ii) As of the date of the ____ annual meeting of the shareholders of the Corporation, the Director shall have the right to exercise the Option with respect to, and to thereby purchase, an additional one-third (1/3) of the Option Shares.

     (iii) As of the date of the ____ annual meeting of the shareholders of the Corporation (the “ ____ Annual Meeting”), the Director shall have the right to exercise the Option with respect to, and to thereby purchase, the balance of the Option Shares.

          (c) The Director may exercise the Option for less than the full number of Option Shares with respect to which the Option is exercisable (the “Available Option Shares”), but such exercise shall not be made at any one time for less than ten percent (10%) of the total number of Option Shares specified in Section 1 hereof, and no fractional shares of Common Stock shall be issued. Subject to the other restrictions on exercise set forth herein, the unexercised portion of the exercisable Option may be exercised at a later date by the Director, and the 10 percent requirement shall not apply to any exercise of the Option if all remaining Available Option Shares are being purchased.

          (d) Within thirty (30) days after the exercise of the Option as herein provided, the Corporation shall deliver to the Director a certificate or certificates for the total Option Shares being purchased, in such names and denominations as are requested by the Director.

          (e) Notwithstanding anything else contained in this Agreement, the Director will be vested immediately in all of the Options if there is a Change in Control of the Corporation. For the purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

     (i) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (“Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of

1934 (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the Corporation’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (I) the Corporation or (II) any corporation or other person of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Corporation (a “Subsidiary”), or (B) the Corporation or any Subsidiary, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined), shall not constitute an acquisition for purposes for this clause (i);

      (ii) The individuals who, as of the date of this Agreement, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least 60% of the Board; provided, however, that if the election, or nomination for election by the Corporation’s shareholders, of any new director was approved by a vote of at least 80% of the Incumbent Board, such new director shall for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (iii) Approval by the shareholders of the Corporation of:

     (A) a merger, consolidation or reorganization involving the Corporation, unless:

     (I) the shareholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such a merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

     (II) the individuals who were members of the Incumbent Board immediately prior to the execution of the Agreement providing for such merger, consolidation or reorganization constitute at least 80% of the members of the board of directors of the Surviving Corporation. (A transaction in which both of clauses (I) and (II) above shall be applicable is hereinafter referred to as a “Non-Control Transaction.”)

     (B) A complete liquidation or dissolution of the Corporation;

     (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary); or

     (D) A transaction in which the Corporation recapitalizes itself and uses the proceeds of such a recapitalization to buy back or tender Common Stock or declares a special cash dividend in excess of $.50 per share of Common Stock.

          (f) The Corporation covenants and agrees that all Option Shares which may be issued upon exercise of the Option shall, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, and free from all liens, claims and encumbrances, except restrictions imposed by applicable securities laws, the Corporation’s Articles of Incorporation and/or this Agreement. The Corporation shall at all times reserve and keep available for issuance upon the exercise of the Option such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Option.

          (g) The Director accepts the Option subject to all terms and provisions of the Plan, a copy of which has been delivered to the Director. The Director agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Committee and, where applicable, the Corporation’s Board of Directors regarding, the Plan.

     4. Term of Option and Limitation on Right to Exercise. The Option, to the extent it has not become exercisable, will lapse and be of no further force or effect as of the date on which the Director ceases to be a member of the Board. The Option, to the extent it has become exercisable but has not previously been exercised, will lapse under the following circumstances; provided, however, that the Committee or its designee may, prior to the lapse of the Option under the circumstances described in subsection (b) below, provide in writing that the Option will extend until a later date:

          (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on April 26, 2010 (the “Expiration Date”).

          (b) If the Director ceases to be a member of the Board prior to the ____ Annual Meeting, other than by reason of the Director’s death, the Option shall lapse as of 5:00 p.m., Eastern Time, on the ninetieth (90th) day after the date that the Director ceases to be a member of the Board.

          (c) If the Director dies while a member of the Board, or ceases to be a member of the Board after the ____ Annual Meeting, the Option shall lapse on the Expiration Date.

          (d) Notwithstanding anything to the contrary contained in this Agreement, in the event that the vesting of the Option is accelerated pursuant to Section 3(e) hereof, the Option shall lapse as of the Expiration Date.

In the event of the Director’s death, the Option may be exercised hereunder by the Director’s personal representative, legatees or heirs at law, as the case may be, and in the case of the Director's mental incompetence, by his legal guardian, or if none has been appointed, by his duly authorized attorney-in-fact.

     5. Nontransferability. This Agreement, the Option and all rights hereunder are nontransferable and nonassignable by the Director, other than by the last will and testament of the Director or the laws of descent and distribution, unless the Corporation consents thereto in writing. Any transfer or attempted transfer except pursuant to the preceding sentence shall be null and void and of no effect whatsoever.

     6. Adjustments.

          (a) If, prior to the lapse of the Option as provided in Section 4 hereof:

     (i) The number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Exercise Price shall be proportionately reduced and the number of Option Shares that have not theretofore been purchased by the Director shall be proportionately increased.

     (ii) The number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased and the number of Option Shares that have not theretofore been purchased by the Director shall be proportionately reduced.

If any adjustment under this Section 6(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of Option Shares subject to the Option shall be the next higher number of shares.

          (b) If, prior to the lapse of the Option as provided in Section 4(a) hereof, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (a “Reorganization Event”), then the Director shall, from and after such Reorganization Event, have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the Option Shares immediately theretofore purchasable and receivable upon the exercise of the Option, such shares of stock and/or securities as may be issued or payable in connection with such Reorganization Event with respect to or in exchange for the number of Option Shares immediately theretofore purchasable and receivable upon the exercise of the Option had such Reorganization Event not taken place, and, in any such case, appropriate provisions shall be made with respect to the rights and interests of the Director to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares purchasable upon the exercise of the Option) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Corporation shall not effect any transaction described in this subsection (b) unless the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation to deliver to the Director such shares of stock and/or securities as, in accordance with the foregoing provisions, the Director may be entitled to purchase. The foregoing notwithstanding, if the Corporation concludes that it will be unable to satisfy the conditions of this subsection (b) without a material adverse effect on the terms of a proposed Reorganization Event, then the Corporation shall have the option, prior to or contemporaneously with the closing or effective date of such Reorganization Event, to purchase the Option from the Director at its then fair value, determined with regard to both the spread between the Exercise Price and the value of the consideration to be received in the Reorganization Event and the remaining term of the Option. The Corporation and the Director shall agree on such fair value or, in the event they are unable to agree, shall submit the question of fair value to an investment banking firm to be selected by the Corporation, with the cost of such investment banking firm to be paid by the Corporation.

     7. Amendment. This Agreement may not be amended except by a writing signed by the Corporation and the Director.

     8. No Director Right. Neither this Agreement nor the Option shall give rise to any entitlement to the Director to continue to be a member of the Board.

     9. No Rights as a Shareholder. The Director shall not have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to the Option until such Option is exercised pursuant to Section 3(a) hereof.

     10. Taxes. As a condition to the issuance of Option Shares hereunder, the Corporation may withhold, or require the Director to pay or reimburse the Corporation for, any taxes which the Corporation determines are required to be withheld under federal, state or local law in connection with the exercise of the Option.

     11. Heirs and Successors. Subject to Section 5 hereof, this Agreement and all terms and conditions hereof shall be binding upon the Corporation and its successors and assigns, and upon the Director and his heirs, legatees and legal representatives.

     12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

     13. Notices. All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

If to the Corporation:	PTEK Holdings, Inc. 3399 Peachtree Road, N.E. The Lenox Building, Suite 600 Atlanta, Georgia 30326 Attn: Director of Stock Plan Management

If to the Director:	________________________
________________________
________________________

     14. Severability. The provisions of this Agreement, and of each separate section and subsection, are severable, and if any one or more provisions may be determined to be illegal or otherwise enforceable, in whole or in part, the remaining provisions, and any unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PTEK HOLDINGS, INC.

By: _______________________
Name: _______________
Title: ________________

DIRECTOR:
_________________________
Name: